Berkshire Hathaway Energy Coal Unit Retirements 2005 U.S. Baseline (Paris Agreement) MidAmerican PacifiCorp NV Energy Total 2006 – 2020 2021 – 2030 2031 – 2049 5 4 7 16 14 2 16 6 8 14 All Coal Units Retired Before 2050 Exhibit 99.1